Exhibit 99.1
FOR IMMEDIATE RELEASE

Lam Research Corporation Announces $10 Billion Share Repurchase Authorization and a 10-for-1 Stock Split

FREMONT, Calif. -- (PRNewswire) –May 21, 2024 — Lam Research Corporation (Nasdaq: LRCX) today announced that its Board of Directors approved a $10 billion share repurchase authorization and a forward split of its outstanding shares of common stock at a ratio of 10:1.

“The share repurchase authorization announced today will execute over an indeterminate period of time and is consistent with our plan to return 75% to 100% of free cash flow to stockholders in the form of dividends and share buybacks,” said Doug Bettinger, Lam’s Executive Vice President, and Chief Financial Officer. “Furthermore, the stock split announced today will enable a larger proportion of Lam’s worldwide employee base to participate in the company’s employee stock plans.”

The company is authorized to repurchase up to $10 billion of common stock. The new share repurchase authorization supplements the remaining balances from any prior authorizations. Repurchases may be made through both public market and private transactions and may include the use of derivative contracts and structured share repurchase agreements. This repurchase program has no termination date and may be suspended or discontinued at any time.

The stock split is expected to be effective after market close on Wednesday, October 2, 2024, for stockholders of record at that time. Lam Research’s common stock will begin trading on a post-split basis at the market open on Thursday, October 3, 2024, under the company’s existing trading symbol “LRCX.”

As a result of the stock split, proportionate adjustments will be made to the number of shares of Lam Research’s common stock underlying the company’s outstanding equity awards, equity incentive plans, and other existing agreements, as well as exercise or conversion prices, as applicable. The company anticipates filing a Form 8-K with the U.S. Securities and Exchange Commission after the occurrence of the stock split to report an amendment to the company’s Restated Certificate of Incorporation effecting the stock split and reflecting a proportionate adjustment to the total number of authorized shares of Lam Research common stock.

About Lam Research:

Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX)

Caution Regarding Forward-Looking Statements:

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: our plans to repurchase shares; our ability to fund share repurchase activities; our plans to return free cash flow to stockholders in the form of dividends and share buybacks; our plans to make dividend payments or declare dividends; and the completion of the anticipated stock split. Some factors that may affect these forward-looking statements include: trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; supply chain cost increases and other inflationary pressures have impacted and may continue to impact our profitability; supply chain disruptions or manufacturing capacity constraints may limit our ability to manufacture and sell our products; natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; and our ability to generate revenues necessary to conduct the share repurchases and issue dividends; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 25, 2023 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2024. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this press release.

Company Contacts:
Ram Ganesh
Investor Relations

(510) 572-1615
Email: investor.relations@lamresearch.com
Source: Lam Research Corporation###